Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS SECOND QUARTER 2019 EARNINGS

AND DECLARES QUARTERLY DIVIDEND

July 25, 2019 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”), today reported net income to common shareholders (earnings) for the quarter ended June 30, 2019 of $4,403,000 or $0.52 per common share basic and diluted, compared to earnings of $2,779,000 or $0.45 per common share basic and diluted for the quarter ended June 30, 2018.  The second quarter 2019 earnings per share (EPS) represents an increase of over 15 percent compared to the EPS for the second quarter of 2018.

Earnings for the six months ended June 30, 2019 were $8,480,000 or $1.00 per common share basic and diluted, compared to earnings of $3,783,000 or $0.63 per common share basic and diluted for the six months ended June 30, 2018. The results for the six months ended June 30, 2018 included merger and acquisition expenses resulting from (i) Mid Penn’s legal closing of its acquisition of The Scottdale Bank & Trust Company (“Scottdale”) on January 8, 2018, and (ii) Mid Penn entering into a merger agreement with First Priority Financial Corp. (“First Priority”) on January 16, 2018 (the First Priority acquisition legally closed on July 31, 2018).  No merger and acquisition expenses were recorded during the six months ended June 30, 2019.  Adjusted earnings for the six months ended June 30, 2018, when excluding the after-tax impact of merger and acquisition expenses (with such adjusted earnings being a non-GAAP measure), were $5,428,000 or $0.90 per share basic and diluted.  The increase in adjusted earnings per share for the six months ended June 30, 2019, compared to the same period in 2018, was $0.10 per share or 11 percent.  Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended June 30, 2019 and 2018 and certain other periods.

Tangible book value per common share, a non-GAAP measure that is regularly reported in the banking industry and the most directly comparable non-GAAP measure to book value per share, favorably increased to $19.13 as of June 30, 2019, compared to $18.10 as of December 31, 2018, and $18.58 as of June 30, 2018.  Mid Penn’s book value per share increased to $27.32 at June 30, 2019, compared to $26.38 as of December 31, 2018, and $23.15 at June 30, 2018.

Mid Penn also reported total assets of $2,136,122,000 as of June 30, 2019, reflecting an increase of $58,141,000 or 3 percent compared to total assets of $2,077,981,000 as of December 31, 2018, and an increase of $720,475,000 or 51 percent compared to total assets of $1,415,647,000 as of June 30, 2018.  Asset growth during the first six months of 2019 was primarily attributable to (i) net organic loan growth, (ii) an increase in liquid assets primarily from demand deposit growth, and (iii) the recording of operating and finance lease right of use assets as a result of Mid Penn’s adoption of Accounting Standard Codification (ASC) 842 – Leases effective January 1, 2019, which required adopting entities to record a right of use asset and related liability for leases of property or equipment.

A significant portion of the asset growth in the twelve months ending June 30, 2019 resulted from Mid Penn’s acquisition of First Priority which legally closed effective July 31, 2018.  In general, the results of operations and the financial condition as of and for the periods ended June 30, 2019, as compared to prior periods and certain period-end dates in 2018, have been materially impacted by Mid Penn’s 2018 acquisitions of First Priority and Scottdale.

Mid Penn also reported that its Board of Directors, at a meeting held on July 24, 2019, declared a quarterly dividend per common share of $0.18 payable on August 26, 2019, to shareholders of record as of August 7, 2019.

PRESIDENT’S STATEMENT

Mid Penn’s results for both the second quarter and the first half of 2019 reflect our continued core performance and growth in our legacy markets, and the accretive benefit of our 2018 acquisitions, which expanded our footprint into the Southeastern Pennsylvania and Western Pennsylvania markets.  In addition to these efforts which resulted in greater profitability, we remain focused on providing sound returns and increasing value to our shareholders, reflected by both our $0.18 quarterly dividend and the $1.03 year-to-date increase in our tangible book value per share.  Through our successful business development efforts for the six months ended June 30, 2019, we have increased total loans outstanding at an annualized growth rate of 8 percent, and increased deposits at an annualized growth rate of 6 percent, and despite the challenges of a competitive market interest rate environment, we increased our taxable-equivalent net interest margin to 3.69% compared to 3.53% for the same six-month period in 2018.  We are confident that as we look to the remainder of 2019 and beyond, the impact of our core organic growth, and the longer-term benefits of our recent acquisitions, will continue to have accretive benefits as we further implement new business development activities and overhead cost control measures.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income was $17,770,000 for the three months ended June 30, 2019, an increase of $6,356,000 or 56 percent compared to net interest income of $11,414,000 for the three months ended June 30, 2018.  Through the first six months of 2019, net interest income was $35,076,000, an increase of $12,784,000 or 57 percent compared to net interest income of $22,292,000 for the same period in 2018.  The primary source of the net interest income growth for both the three and six month periods was an increase in interest and fees on loans, as total loans increased $651,694,000 or 63 percent since June 30, 2018.  The substantial increase in total loans outstanding from June 30, 2018 to June 30, 2019 was comprised of organic loan growth of $185,756,000 and $465,938,000 of loans acquired from First Priority.

Net interest income for the second quarter of 2019 increased by $464,000 compared to net interest income for the first quarter of 2019 as increases from both loan growth and increasing yields on interest-earning assets more than offset increases in both the volume and costs of deposits, particularly money market accounts.  The increase in the cost of funds for the second quarter of 2019, compared to both the first quarter in 2019 and previous quarters in 2018, was impacted by the four 0.25% Federal Open Market Committee (“FOMC”) rate increases during 2018, which resulted in both increased deposit rates and short-term borrowing costs for liquidity management.

For the three months ended June 30, 2019, Mid Penn’s tax-equivalent net interest margin was 3.69% compared to 3.55% for the three months ended June 30, 2018.  For the six months ended June 30, 2019, Mid Penn’s tax-equivalent net interest margin was 3.69% versus 3.53% for the six months ended June 30, 2018. Year-over-year increases in yields on interest-earning assets and growth in noninterest-bearing deposits more than offset the impact of both (i) the rising cost of both deposit and borrowed funds as a result of the FOMC rate increases in 2018, and (ii) the higher volume of wholesale funding sources, including brokered time deposits and subordinated debt assumed in the First Priority acquisition, and other short-term borrowings added since June 30, 2018 to support liquidity and interest rate management while also partially funding loan growth.

Noninterest Income

During the three months ended June 30, 2019, noninterest income totaled $2,874,000, an increase of $961,000 or 50 percent, compared to noninterest income of $1,913,000 for the three months ended June 30, 2018.  For the six months ended June 30, 2019, noninterest income totaled $4,923,000, an increase of $1,363,000 or 38 percent, compared to noninterest income of $3,560,000 for the same period in 2018.

Income from fiduciary activities was $706,000 for the six months ended June 30, 2019, an increase of $180,000 or over 34 percent, compared to fiduciary income of $526,000 for the six months ended June 30, 2018. These additional revenues were attributed to continued growth in trust assets under management, and increased sales of retail investment products, as a result of successful business development efforts by Mid Penn’s trust and wealth management team.

Mortgage banking income was $1,514,000 for the six months ended June 30, 2019, an increase of $1,153,000 or over 300 percent compared to mortgage banking income for the six months ended June 30, 2018. Longer-term mortgage interest rates have declined significantly in the first six months of 2019, resulting in a higher level of mortgage originations and secondary-market loan sales during the first six months of 2019 when compared to the same period in 2018.  Additionally, Mid Penn expanded its team of residential mortgage originators in southeastern Pennsylvania during the first quarter of 2019, contributing to the larger volume of mortgage loans originated and sold in the six months ended June 30, 2019.

ATM debit card interchange income was $714,000 for the six months ended June 30, 2019, an increase of $123,000 or over 20 percent compared to interchange income of $591,000 for the six months ended June 30, 2018. The increase resulted from increasing card-transaction usage across our customer base, as well as the added volume from demand deposit accounts assumed in the First Priority acquisition.

Other income was $749,000 for the six months ended June 30, 2019, a decrease of $97,000 compared to other income of $846,000 for the six months ended June 30, 2018. Although wire transfer and other fees increased in 2019, these were more than offset by a decline in pension settlement gain income year over year. During the first half of 2018, Mid Penn recognized $290,000 of defined benefit pension plan settlement gains from certain plan participants receiving lump sum benefit payouts (the plan and related liabilities were assumed as a result of the Scottdale acquisition).  During the first half of 2019, a lower amount of pension plan lump sum payouts occurred, with related settlement gains totaling $37,000.

Net gains on sales of securities were $24,000 for the six months ended June 30, 2019, a decrease of $78,000 compared to net gains on sales of securities of $102,000 for the six months ended June 30, 2018. During the first half of 2018, some investment securities acquired from Scottdale were subsequently sold at gains to ensure that the overall portfolio was in alignment with Mid Penn’s investment management objectives.  The volume of investment sales, and realized gains, were less during the first six months of 2019, with such sales related to interest rate and liquidity management.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2019 totaled $14,796,000, an increase of $4,700,000 or 47 percent compared to noninterest expenses of $10,096,000 for the three months ended June 30, 2018.  For the six months ended June 30, 2019, noninterest expense totaled $29,099,000, an increase of $7,820,000 or 37 percent, compared to noninterest expense of $21,279,000 for the same period in 2018.  The significant increase in noninterest expense was driven by continued franchise expansion which occurred in the twelve months following June 30, 2018, including (i) the acquisition of First Priority in July 2018 and the associated staff, facilities, and technology licensing costs, and (ii) the expansion of Mid Penn’s mortgage banking division in the southeastern Pennsylvania market.

Salaries and employee benefits expenses were $15,545,000 during the six months ended June 30, 2019, an increase of $5,649,000 or 57 percent, versus the same period in 2018, with the increase primarily attributable to (i) the retail staff additions at the eight retail locations added through the First Priority acquisition, effective July 31, 2018, (ii) the back-office and loan originator staff additions as a result of the expansion of the mortgage banking division, and (iii) the addition of commercial lending and credit administration personnel and other staff additions in alignment with Mid Penn’s core banking growth.

Occupancy expenses increased $1,078,000 or 65 percent during the first six months of 2019 compared to the same period in 2018.  Similarly, equipment expense increased $333,000 or 35 percent during the six months ended June 30, 2019 compared to the six months ended June 30, 2018.  These increases related to the incremental facilities operating costs including rent, utilities, and depreciation expense for the buildings and equipment associated with (i) the acquisition of the First Priority retail offices, and (ii) an investment in a corporate administrative facility to promote long-term operational and processing efficiencies by centralizing several back-office functions supporting the broader franchise.

FDIC assessment expense was $673,000 for the six months ended June 30, 2019, an increase of $352,000 or 110 percent compared to $321,000 for the six months ended June 30, 2018.  The increase in assessment expense generally reflects the larger total asset profile (from both acquisition and organic growth activity) upon which the assessment is based.

Legal and professional fees for the six months ended June 30, 2019 increased by $413,000 or 86 percent compared to the same period in 2018 due to increased use of third-party providers for audit and risk assessment activities, information technology support, and human resources services.

Software licensing and utilization costs were $2,132,000 during the six months ended June 30, 2019, an increase of $448,000 or 27 percent compared to $1,684,000 for the six months ended June 30, 2018. The increase is a result of additional costs to license (i) the locations and staff for the First Priority offices, the Pillow branch, and the expanded mortgage banking division, all of which were added after June 30, 2018; (ii) upgrades to internal systems to enhance data management and storage capabilities given the larger company profile; and (iii) increases in certain core processing fees as our customer base and account/transaction volumes continue to grow.

Intangible amortization increased from $496,000 during the six months ended June 30, 2018 to $723,000 during the same period in 2019 due to the core deposit intangible asset added from the First Priority acquisition in July 2018 which, similar to previously recorded core deposit intangibles, is being amortized using the sum of the years’ digit method over a ten-year period starting on date of acquisition.

Other expenses were $3,988,000 during the six months ended June 30, 2019, an increase of $1,188,000 or 42 percent compared to other expense of $2,800,000 for the same period in 2018.  As the First Priority acquisition and organic growth have increased the organization’s geographic profile and employee base, several categories within other expense experienced increases, including insurance costs, charitable donations, stationary and supplies, printing, loan collection costs, and directors’ fees.

No merger expenses were recorded during the six months ended June 30, 2019.  During the first six months of 2018, merger and acquisition expenses totaling $1,916,000 were recorded including investment banking fees, merger-related legal and professional fees, severance costs, and information technology conversion/termination costs incurred for the acquisitions of First Priority and Scottdale.

FINANCIAL CONDITION

Loans

Total loans at June 30, 2019 were $1,688,173,000 compared to $1,624,067,000 at December 31, 2018, an increase of $64,106,000 or 4 percent since year-end 2018.  The majority of the growth was commercial and industrial financing, and commercial real estate credits.

Deposits

Total deposits increased $52,375,000 or 3 percent, from $1,726,026,000 at December 31, 2018, to $1,778,401,000 at June 30, 2019.  The increase was attributed to both cash management and commercial deposit business development and from increases in several retail branches.  In response to market rate changes attributable to both FOMC increases and aggressive bank and nonbank competition for liquidity, Mid Penn repriced certain deposits to both retain existing customer relationships, and to attract new customers across the expanded footprint.

Investments

Mid Penn’s portfolio of held-to-maturity securities decreased 5 percent to $160,182,000 as of June 30, 2019, as compared to $168,370,000 as of December 31, 2018 (held-to-maturity investments are recorded at amortized cost), primarily from principal repayments on mortgage-backed securities.  Mid Penn’s total available-for-sale securities portfolio decreased $28,519,000 or 25 percent, from $111,923,000 at December 31, 2018 to $83,404,000 at June 30, 2019 due to both mortgage-backed securities repayments, and from investment sales related to portfolio strategies in support of both liquidity and interest rate risk management.

Capital

Shareholders’ equity increased by $8,053,000 or 4 percent from $223,209,000 as of December 31, 2018 to $231,262,000 as of June 30, 2019. The increase in shareholders’ equity reflects both (i) the growth in retained earnings through year-to-date net income, net of dividends paid, through the first six months of 2019, and (ii) the year-to-date accumulated other comprehensive income from the after-tax appreciation in the market value of the available-for-sale investment portfolio.  Regulatory capital ratios for both Mid Penn and its banking subsidiary exceeded regulatory “well-capitalized” levels at both June 30, 2019 and 2018.

ASSET QUALITY

Total nonperforming assets were $7,058,000 at June 30, 2019, a significant decrease compared to nonperforming assets of $12,283,000 at December 31, 2018, and $10,055,000 at June 30, 2018. Nonperforming assets were 0.42% of the total of loans plus other real estate assets as of June 30, 2019, compared to 0.76% as of December 31, 2018, and 0.97% as of June 30, 2018.  The decrease was primarily due to the successful workout of a nonaccrual commercial credit relationship totaling $4,302,000 during the first half of 2019.

The allowance for loan and lease losses as a percentage of total loans was 0.52% at both June 30, 2019 and December 31, 2018, compared to 0.79% at June 30, 2018.  Mid Penn had net loan charge-offs of $216,000 for the six months ended June 30, 2019 compared to net recoveries of $458,000 during the same period in 2018.  The net charge-off position in 2019 was primarily due to a $205,000 charge-off taken on one relationship during the second quarter of 2019.  The favorable net recovery position during the second quarter of 2018 was driven by the recovery of $777,000 of principal from the successful workout of a commercial real estate relationship that originally had a large partial charge-off in 2009.

Loan loss reserves as a percentage of nonperforming loans were 131% at June 30, 2019, compared to 75% at December 31, 2018, and 90% at June 30, 2018.  The increase in the loan loss reserves as a percentage of nonperforming loans at June 30, 2019 as compared to both the prior year-end and June 30, 2018 was a result of both the year-over-year decrease in nonperforming loans, and the favorable impact of acquired loans from First Priority not having a notable volume of nonperforming assets.

Based upon management’s evaluation of the adequacy of the loan and lease loss allowance, a loan loss provision of $590,000 was recorded for the six months ended June 30, 2019 compared to $125,000 recorded during the same period of 2018.  The increase in the provision amount year-over-year was warranted to support both (i) the adequacy of the ALLL given the organic loan portfolio growth during the first six months of 2019, and (ii) the impact of historical loss factor changes due to charge-offs taken during the first half of 2019.  Management believes, based on information currently available, that the allowance for loan and lease losses of $8,771,000 is adequate as of June 30, 2019, to cover probable and estimated loan losses in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
per share data)	2019	2019	2018	2018	2018

Cash and cash equivalents	$48,145	$86,968	$40,065	$62,085	$39,407
Investment securities	243,586	264,323	280,293	282,048	265,012
Loans	1,688,173	1,646,686	1,624,067	1,567,286	1,036,479
Allowance for loan and lease losses	(8,771)	(8,502)	(8,397)	(8,229)	(8,189)
Net loans	1,679,402	1,638,184	1,615,670	1,559,057	1,028,290
Goodwill and other intangibles	69,304	69,665	70,061	70,475	27,985
Other assets	95,685	88,677	71,892	70,615	54,953
Total assets	$2,136,122	$2,147,817	$2,077,981	$2,044,280	$1,415,647

Noninterest-bearing deposits	$287,183	$290,902	$269,870	$271,142	$207,013
Interest-bearing deposits	1,491,218	1,493,278	1,456,156	1,491,323	1,029,505
Total deposits	1,778,401	1,784,180	1,726,026	1,762,465	1,236,518
Borrowings and subordinated debt	105,105	113,661	118,206	46,923	29,583
Other liabilities	21,354	22,539	10,540	13,057	7,771
Shareholders' equity	231,262	227,437	223,209	221,835	141,775
Total liabilities and shareholders' equity	$2,136,122	$2,147,817	$2,077,981	$2,044,280	$1,415,647

Book Value per Common Share	$27.32	$26.88	$26.38	$25.83	$23.15
Tangible Book Value per Common Share *	$19.13	$18.64	$18.10	$17.50	$18.58

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended					Six Months Ended
(Dollars in thousands, except	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
per share data)	2019	2019	2018	2018	2018	2019	2018

Interest income	$23,998	$22,866	$22,371	$19,583	$13,720	$46,864	$26,700
Interest expense	6,228	5,560	4,640	3,672	2,306	11,788	4,408
Net Interest Income	17,770	17,306	17,731	15,911	11,414	35,076	22,292
Provision for loan and lease losses	465	125	275	100	—	590	125
Noninterest income	2,874	2,049	2,091	2,165	1,913	4,923	3,560
Noninterest expense	14,796	14,303	13,982	15,264	10,096	29,099	21,279
Income before provision for income taxes	5,383	4,927	5,565	2,712	3,231	10,310	4,448
Provision for income taxes	980	850	916	548	452	1,830	665
Net income	4,403	4,077	4,649	2,164	2,779	8,480	3,783
Preferred stock dividends	—	—	64	38	—	—	—
Net income available to common shareholders	$4,403	$4,077	$4,585	$2,126	$2,779	$8,480	$3,783

Basic Earnings per Common Share	$0.52	$0.48	$0.54	$0.28	$0.45	$1.00	$0.63
Return on Average Equity	7.71%	7.35%	8.19%	4.26%	7.90%	7.54%	5.34%

OPERATING HIGHLIGHTS, CONTINUED (Unaudited):

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2019	2019	2018	2018	2018
Tier 1 Capital (to Average Assets)	7.8%	7.8%	8.0%	7.7%	8.4%
Common Tier 1 Capital (to Risk Weighted Assets)	9.8%	9.9%	10.0%	10.1%	11.4%
Tier 1 Capital (to Risk Weighted Assets)	9.8%	9.9%	10.0%	10.1%	11.4%
Total Capital (to Risk Weighted Assets)	12.0%	12.2%	12.3%	12.4%	13.8%

RECONCILIATION OF NON-GAAP MEASURES (Unaudited:)

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing tangible book value.   We believe earnings per share excluding the after-tax impact of merger-related expenses provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations.  Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

Tangible Book Value Per Share

(Dollars in thousands, except	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
per share data)	2019	2019	2018	2018	2018

Shareholder's Equity	$231,262	$227,437	$223,209	$221,835	$141,775
Less: Preferred Stock	—	—	—	3,404	—
Less: Goodwill	62,840	62,840	62,840	62,767	23,107
Less: Core Deposit and Other Intangibles	6,464	6,825	7,221	7,708	4,878
Tangible Equity	$161,958	$157,772	$153,148	$147,956	$113,790

Common Shares Issued and Outstanding	8,465,178	8,462,431	8,459,918	8,457,023	6,124,517

Tangible Book Value per Share	$19.13	$18.64	$18.10	$17.50	$18.58

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses

(Dollars in thousands, except	Three Months Ended					Six Months Ended
per share data)	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
Net Income Available to Common Shareholders	$4,403	$4,077	$4,585	$2,126	$2,779	$8,480	$3,783
Plus: Merger and Acquisition Expenses	—	—	(164)	3,038	222	—	1,916
Less: Tax Effect of Merger and Acquisition Expenses	—	—	(35)	576	(3)	—	271
Net Income Excluding Non-Recurring Expenses	$4,403	$4,077	$4,456	$4,588	$3,004	$8,480	$5,428

Weighted Average Shares Outstanding - denominator	8,462,522	8,460,002	8,457,054	7,695,469	6,122,757	8,461,269	6,049,261

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses	$0.52	$0.48	$0.53	$0.60	$0.49	$1.00	$0.90

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	June 30, 2019	Dec. 31, 2018	June 30, 2018
ASSETS
Cash and due from banks	$33,177	$24,600	$25,436
Interest-bearing balances with other financial institutions	4,623	4,572	4,775
Federal funds sold	10,345	10,893	9,196
Total cash and cash equivalents	48,145	40,065	39,407

Investment securities available for sale, at fair value	83,404	111,923	111,691
Investment securities held to maturity, at amortized cost
(fair value $162,863, $166,582, and $150,016)	160,182	168,370	153,321
Loans held for sale	8,139	1,702	1,185
Loans and leases, net of unearned interest	1,688,173	1,624,067	1,036,479
Less: Allowance for loan and lease losses	(8,771)	(8,397)	(8,189)
Net loans and leases	1,679,402	1,615,670	1,028,290

Bank premises and equipment, net	23,583	25,303	23,905
Bank premises and equipment held for sale	1,274	—	—
Operating lease right of use asset	10,834	—	—
Finance lease right of use asset	3,537	—	—
Cash surrender value of life insurance	16,725	16,691	13,171
Restricted investment in bank stocks	6,480	6,646	2,765
Accrued interest receivable	8,883	8,244	5,372
Deferred income taxes	3,917	4,696	2,540
Goodwill	62,840	62,840	23,107
Core deposit and other intangibles, net	6,464	7,221	4,878
Foreclosed assets held for sale	390	1,017	912
Other assets	11,923	7,593	5,103
Total Assets	$2,136,122	$2,077,981	$1,415,647

LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$287,183	$269,870	$207,013
Interest-bearing demand	404,651	384,834	349,109
Money Market	451,667	375,648	273,215
Savings	183,019	209,345	171,845
Time	451,881	486,329	235,336
Total Deposits	1,778,401	1,726,026	1,236,518

Short-term borrowings	13,000	43,100	—
Long-term debt	65,035	48,024	12,241
Subordinated debt	27,070	27,082	17,342
Operating lease liability	11,983	—	—
Accrued interest payable	2,696	2,262	1,186
Other liabilities	6,675	8,278	6,585
Total Liabilities	1,904,860	1,854,772	1,273,872

Shareholders' Equity:
Common stock, par value $1.00 per share; 20,000,000 shares authorized; 8,465,178 shares issued and outstanding at June 30, 2019; 10,000,000 shares authorized; 8,459,918 and 6,124,517 shares issued and outstanding at December 31, 2018 and June 30, 2018, respectively	8,465	8,460	6,125
Additional paid-in capital	177,850	177,565	103,498
Retained earnings	44,721	39,562	35,386
Accumulated other comprehensive income (loss)	226	(2,378)	(3,234)
Total Shareholders’ Equity	231,262	223,209	141,775
Total Liabilities and Shareholders' Equity	$2,136,122	$2,077,981	$1,415,647

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
INTEREST INCOME
Interest and fees on loans and leases	$22,214	$12,073	$43,292	$23,410
Interest on interest-bearing balances	27	17	57	26
Interest on federal funds sold	130	153	198	321
Interest and dividends on investment securities:
U.S. Treasury and government agencies	839	884	1,732	1,636
State and political subdivision obligations, tax-exempt	584	517	1,203	1,059
Other securities	204	76	382	248
Total Interest Income	23,998	13,720	46,864	26,700
INTEREST EXPENSE
Interest on deposits	5,276	1,997	9,862	3,777
Interest on short-term borrowings	157	—	389	12
Interest on long-term and subordinated debt	795	309	1,537	619
Total Interest Expense	6,228	2,306	11,788	4,408
Net Interest Income	17,770	11,414	35,076	22,292
PROVISION FOR LOAN AND LEASE LOSSES	465	—	590	125
Net Interest Income After Provision for Loan and Lease Losses	17,305	11,414	34,486	22,167
NONINTEREST INCOME
Income from fiduciary activities	347	286	706	526
Service charges on deposits	218	222	435	425
ATM debit card interchange income	380	326	714	591
Mortgage banking income	1,077	205	1,514	361
Net gain on sales of SBA loans	233	152	435	409
Merchant services income	104	93	189	171
Earnings from cash surrender value of life insurance	79	65	157	129
Net gain on sales of investment securities	17	4	24	102
Other income	419	560	749	846
Total Noninterest Income	2,874	1,913	4,923	3,560
NONINTEREST EXPENSE
Salaries and employee benefits	7,786	4,832	15,545	9,896
Occupancy expense, net	1,344	870	2,745	1,667
Equipment expense	658	544	1,285	952
Pennsylvania bank shares tax expense	245	171	381	342
FDIC Assessment	314	93	673	321
Legal and professional fees	471	256	893	480
Marketing and advertising expense	226	230	405	419
Software licensing and utilization	1,111	861	2,132	1,684
Telephone expense	161	156	315	303
(Gain) loss on sale or write-down of foreclosed assets	18	1	14	3
Intangible amortization	360	248	723	496
Merger and acquisition expense	—	222	—	1,916
Other expenses	2,102	1,612	3,988	2,800
Total Noninterest Expense	14,796	10,096	29,099	21,279
INCOME BEFORE PROVISION FOR INCOME TAXES	5,383	3,231	10,310	4,448
Provision for income taxes	980	452	1,830	665
NET INCOME	$4,403	$2,779	$8,480	$3,783

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$0.52	$0.45	$1.00	$0.63
Cash Dividends Paid	$0.18	$0.15	$0.43	$0.40

NET INTEREST MARGIN (Unaudited):

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Six Months Ended
(Dollars in thousands)	June 30, 2019				June 30, 2018
	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$5,592	$57		2.06%	$4,273	$26		1.23%
Investment Securities:
Taxable	162,339	1,927		2.39%	158,381	1,751		2.23%
Tax-Exempt	104,385	1,523	(a)	2.94%	95,644	1,341	(a)	2.83%
Total Securities	266,724	3,450		2.61%	254,025	3,092		2.45%

Federal Funds Sold	16,452	198		2.43%	39,284	321		1.65%
Loans and Leases, Net	1,647,624	43,454	(b)	5.32%	997,749	23,534	(b)	4.76%
Restricted Investment in Bank Stocks	5,992	187		6.29%	2,875	133		9.33%
Total Earning Assets	1,942,384	47,346		4.92%	1,298,206	27,106		4.21%

Cash and Due from Banks	27,687				28,916
Other Assets	143,124				68,424
Total Assets	$2,113,195				$1,395,546

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$390,879	1,837		0.95%	$360,768	1,020		0.57%
Money Market	408,468	3,360		1.66%	265,208	1,081		0.82%
Savings	195,343	337		0.35%	170,589	150		0.18%
Time	479,250	4,328		1.82%	215,651	1,526		1.43%
Total Interest-bearing Deposits	1,473,940	9,862		1.35%	1,012,216	3,777		0.75%

Short-term Borrowings	27,869	389		2.81%	1,518	12		1.59%
Long-term Debt	52,161	761		2.94%	12,297	149		2.44%
Subordinated Debt	27,077	776		5.78%	17,337	470		5.47%
Total Interest-bearing Liabilities	1,581,047	11,788		1.50%	1,043,368	4,408		0.85%

Noninterest-bearing Demand	282,503				195,597
Other Liabilities	22,740				13,599
Shareholders' Equity	226,905				142,982
Total Liabilities & Shareholders' Equity	$2,113,195				$1,395,546

Net Interest Income (taxable equivalent basis)		$35,558				$22,698
Taxable Equivalent Adjustment		(482)				(406)
Net Interest Income		$35,076				$22,292

Total Yield on Earning Assets				4.92%				4.21%
Rate on Supporting Liabilities				1.50%				0.85%
Average Interest Spread				3.41%				3.35%
Net Interest Margin				3.69%				3.53%

(a)  Includes tax-equivalent adjustments on interest from tax-free municipal securities of $320,000 and $282,000 for the six months ended June 30, 2019 and 2018, respectively. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at June 30, 2019 and 2018.

(b)  Includes tax-equivalent adjustments on interest from tax-free municipal loans of $162,000 and $124,000 for the six months ended June 30 2019 and 2018, respectively. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at June 30, 2019 and 2018.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.